    As filed with the Securities and Exchange Commission on August 3, 2001

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               ________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ________________

                              GLOBAL SPORTS, INC.
            (Exact name of Registrant as specified in its charter)

                                                   1075 First Avenue
         Delaware                              King of Prussia, PA 19406                      04-2958132
---------------------------------   ---------------------------------------------   ------------------------------
(State or other jurisdiction of       (Address of Principal Executive Offices)            (I.R.S. Employer
 incorporation or organization)                       (Zip Code)                          Identification No.)

                     2001 NON-EXECUTIVE STOCK OPTION PLAN
                     ------------------------------------
                           (Full title of the Plan)

                               Arthur H. Miller
                 Executive Vice President and General Counsel
                              Global Sports, Inc.
                               1075 First Avenue
                           King of Prussia, PA 19406
                                (610) 265-3229
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                            Francis E. Dehel, Esq.
                         Melissa Palat Murawsky, Esq.
                       Blank Rome Comisky & McCauley LLP
                               One Logan Square
                            Philadelphia, PA 19103
                                (215) 569-5500

                                            CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                            Proposed            Proposed
               Title of securities                                           Maximum             maximum           Amount of
                to be registered                      Amount to be       offering price         aggregate        registration
                                                       registered           per share        offering price           fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share                100,000 shares/1/     $9.58/2/         $958,000/2/          $239.50/3/
================================================================================================================================

(1) Plus such indeterminate number of additional shares as may be issued pursuant to certain anti-dilution provisions contained in the 2001 Non-Executive Stock Option Plan.

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.
        ----------------

        The documents containing the information specified in Item 1 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.
        -----------------------------------------------------------

        The documents containing information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.
        -----------------------------------------------

     The following documents filed with the SEC are incorporated herein by reference:

     (a) Global Sports' Annual Report on Form 10-K for the fiscal year ended December 30, 2000;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

     (c) The description of Global Sports' Common Stock which is incorporated by reference in Global Sports' Registration Statement on Form 8-A filed with the SEC on March 19, 1988, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by Global Sports with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.
        --------------------------

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

        Not Applicable.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

        The Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorney's fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

        The Registrant's Bylaws also provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law. Reference is made to the Bylaws of the Registrant.

        As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation eliminates the personal liability of its directors to the Registrant and its stockholders, in certain circumstances, for monetary damages arising from breach of the director's fiduciary duty.

        The Registrant has obtained directors' and officers' liability insurance which covers certain liabilities, including liabilities to the Registrant and its stockholder, in the amount of $10.0 million. Moreover, the Registrant has entered into indemnification agreements with its directors and certain officers that are intended to provide greater protection than currently provided under the Delaware General Corporation Law and the Registrant's Bylaws.

Item 7. Exemption from Registration Claimed
        -----------------------------------

        Not applicable.

Item 8. Exhibits.
        --------

     The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

  Exhibit No.   Description
  -----------   -----------

     5.1        Opinion of Blank Rome Comisky & McCauley LLP regarding legality.

     23.1       Consent of Deloitte & Touche LLP

     23.2       Consent of PricewaterhouseCoopers LLP

     23.3       Consent of Blank Rome Comisky & McCauley LLP (included in
                Exhibit 5.1).

     24.1       Power of Attorney (included on the Signature Page).

Item 9. Undertakings
        ------------

        (a)   The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on the date indicated.

                                       GLOBAL SPORTS, INC.


Date: August 2, 2001                   /s/ Michael G. Rubin
                                       -----------------------------------------
                                       Michael G. Rubin,
                                       Chairman of the Board and Chief Executive
                                       Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael G. Rubin and Jordan M. Copland, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


        Signature                    Capacity                         Date
---------------------------     ---------------------------    -----------------

/s/ Michael G. Rubin            Chairman of the Board and        August 2, 2001
---------------------------     Chief Executive Officer
Michael G. Rubin

/s/ Jordan M. Copland           Executive Vice President         August 2, 2001
---------------------------     and Chief Financial Officer
Jordan M. Copland

                                Director
---------------------------
Kenneth J. Adelberg

/s/ Ronald D. Fisher            Director                         August 2, 2001
---------------------------
Ronald D. Fisher

/s/ Harvey Lamm                 Director                         August 2, 2001
---------------------------
Harvey Lamm

/s/ Mark S. Menell              Director                         August 2, 2001
---------------------------
Mark S. Menell

/s/ Michael S. Perlis           Director                         August 2, 2001
---------------------------
Michael S. Perlis

/s/ Jeffrey F. Rayport          Director                         August 2, 2001
---------------------------
Jeffrey F. Rayport

                                 EXHIBIT INDEX

   Exhibit No.  Description
   -----------  -----------

     5.1        Opinion of Blank Rome Comisky & McCauley LLP regarding legality.

     23.1       Consent of Deloitte & Touche LLP.

     23.2       Consent of PricewaterhouseCoopers LLP.

     23.3       Consent of Blank Rome Comisky & McCauley LLP (included in
                Exhibit 5.1).

     24.1       Power of Attorney (included on the Signature Page).